U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                               FORM 8-K

                              CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

   Date of Report (date of earliest event reported): August 2, 2006

                           NEPTUNE INDUSTRIES, INC.
           (Exact Name of Registrant as Specified in Its Charter)

   Florida                        000-32691                       65-0838060
(State or Other Jurisdiction (Commission File Number)         I.R.S. Employer
of Incorporation) 							Identification No.)

                          21218 St. Andrews Boulevard
                                  Suite 645
                            Boca Raton, FL 33433
                   (Address of principal executive offices)

                               (561)-482-6408)
                         (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[  ]	Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))















SECTION  8  OTHER EVENTS

Item 8.01   Other Events.

In July, 2006, the Company was notified by its transfer agent, Interwest Transfer Company, Inc., that BDE, LLC, of Austin, Texas, had filed a Form 144 with the SEC and had requested the transfer agent to clear 1,187,500 shares of the common stock of the Company represented by Certificate 3205 received by BDE, LLC as a result of the June 10, 2005 merger of Move Films, Inc. into the
Company.   The common shares of the Company were issued to BDE, LLC in exchange for an equal number of shares of Move Films, Inc. held by it before the merger. No registration statements was filed with respect to the shares issued in the Merger, so the certificate issued to BDE, LLC was issued in restricted form.
In addition, the merger agreement provided that the shares issued to BDE, LLC would be restricted from transfer for a period of one year after the closing of the merger with Move Films, Inc. on June 10, 2005.

Subsequent to the closing of the merger transaction and the issuance of common share certificate number 3205 to BDE, LLC in the amount of 1,187,500 shares, the Company completed a one for six reverse split of its common shares, as a result of which the common shares represented by certificate 3205 are now equal to 197,917 common shares. Consequently, our transfer agent rejected the request of BDE, LLC to clear 1,187,500 common shares for trading. We have now been advised by our transfer agent that BDE, LLC has filed a new Form 144 and has requested that 100,000 of the 197,917 common shares held by BDE, LLC be freed for trading. That request is now pending.

SECTION  9.    FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)     Financial  Statements.
             ----------------------

     None.

     (b)     Exhibits.

     None

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Date: August 2, 2006


                            NEPTUNE INDUSTRIES, INC.



                            By /s/ Ernest Papadoyianis
                              --------------------------------
                                Ernest Papadoyianis
                                President